        As filed with the Securities and Exchange Commission on November 3, 1997
                                         Registration Statement No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        ----------------------------
                          TOREADOR ROYALTY CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       75-0991164
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

        530 PRESTON COMMONS WEST
           8117 PRESTON ROAD
             DALLAS, TEXAS                                 75225
(Address of Principal Executive Offices)                 (Zip Code)

                        ----------------------------

          TOREADOR ROYALTY CORPORATION NON-QUALIFIED STOCK OPTIONS
                          (Full title of the Plans)
                        ----------------------------
                                                            Copy to:
        JOHN MARK MCLAUGHLIN                             JOE DANNENMAIER
CHAIRMAN OF THE BOARD AND PRESIDENT                     THOMPSON & KNIGHT
    TOREADOR ROYALTY CORPORATION                   A PROFESSIONAL CORPORATION
      530 PRESTON COMMONS WEST                  1700 PACIFIC AVENUE, SUITE 3300
         8117 PRESTON ROAD                             DALLAS, TEXAS  75201
        DALLAS, TEXAS 75225                               (214) 969-1700
(Name and address of agent for service)

                                 (214) 369-0080
                          (Telephone number, including
                        area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
       Title of                                    Proposed          Proposed Maximum           Amount
      Securities              Amount                Maximum              Aggregate                of
         to be                 to be            Offering Price           Offering            Registration
     Registered(1)         Registered(2)         per Share(3)            Price(3)                 Fee
------------------------------------------------------------------------------------------------------------
     Common Stock,
   par value $.15625       55,000 shares             $4.25               $233,750               $70.83
       per share
------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers an equal number of rights to purchase shares of Toreador Royalty Corporation's Series A Junior Participating Preferred Stock, par value $1.00 per share, issuable pursuant to Toreador Royalty Corporation's Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2) Represents 55,000 shares issuable upon the exercise of certain non-qualified options granted to certain consultants of Toreador Royalty Corporation. Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market on October 28, 1997.

================================================================================

Documents Incorporated by Reference

      The contents of the Registration Statement (the "Prior Registration Statement") of Toreador Royalty Corporation (the "Registrant") on Form S-8, Registration No. 333-14145 filed with the Securities and Exchange Commission on October 15, 1996, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Exhibits.

      In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement. The following documents are filed as exhibits to this Registration Statement:

Exhibit No.             Description
-----------             -----------
      4.1         Stock Option Agreement dated May 15, 1997, by and between Toreador Royalty Corporation and Jack
                  L. Woods (previously filed as Exhibit 10.1 to Toreador Royalty Corporation Quarterly Report on
                  Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).

      4.2         Stock Option Agreement dated May 15, 1997, by and between Toreador Royalty Corporation and Earl
                  V. Tessem.

      4.3         Stock Option Agreement dated May 15, 1997, by and between Toreador Royalty Corporation and
                  Donald D. Drury.

      5.1         Opinion of Thompson & Knight, A Professional Corporation.

      23.1        Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson &
                  Knight, P.C. filed herewith as Exhibit 5.1).

      23.2        Consent of Price Waterhouse LLP, independent public accountants, to incorporation of report by reference.

      23.3        Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

      24.1        Power of Attorney (included on signature page of this Registration Statement).

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 30th day of October, 1997.
                                        TOREADOR ROYALTY CORPORATION
                                                  (Registrant)


                                        By:  /s/ JOHN MARK MCLAUGHLIN
                                             ----------------------------
                                             John Mark McLaughlin
                                             Chairman of the Board of Directors
                                             and President


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Toreador Royalty Corporation, a Delaware corporation, hereby constitutes and appoints John Mark McLaughlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.





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

   Signature                                      Title                                Date
   ---------                                      -----                                ----
   /s/ JOHN MARK MCLAUGHLIN                       Chairman of the Board,               October 30, 1997
   ----------------------------------             President, and Director
   John Mark McLaughlin                           (principal executive, financial
                                                  and accounting officer)




   /s/ J.W. BULLION                               Secretary and Director               October 30, 1997
   ----------------------------------
   J.W. Bullion


   /s/ JOHN V. BALLARD                            Director                             October 30, 1997
   ----------------------------------
   John V. Ballard


   /s/ THOMAS P. KELLOGG, JR.                     Director                             October 30, 1997
   ----------------------------------
   Thomas P. Kellogg, Jr.



   /s/ PETER R. VIG                               Director                             October 30, 1997
   ----------------------------------
   Peter R. Vig


   /s/ JACK L. WOODS                              Director                             October 30, 1997
   ----------------------------------
   Jack L. Woods





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
                               INDEX TO EXHIBITS


      Exhibit
      Number                              Exhibit
      ------                              -------
        4.1           Stock Option Agreement dated May 15, 1997, by and between Toreador Royalty Corporation and Jack L.
                      Woods (previously filed as Exhibit 10.1 to Toreador Royalty Corporation Quarterly Report on Form
                      10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).

        4.2*          Stock Option Agreement dated May 15, 1997, by and between Toreador Royalty Corporation and Earl V.
                      Tessem.

        4.3*          Stock Option Agreement dated May 15, 1997, by and between Toreador Royalty Corporation and Donald
                      D. Drury.

        5.1*          Opinion of Thompson & Knight, A Professional Corporation.

       23.1*          Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson &
                      Knight, P.C. filed herewith as Exhibit 5.1).

       23.2*          Consent of Price Waterhouse LLP, independent public accountants, to incorporation of report by reference.

       23.3*          Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

       24.1*          Power of Attorney (included on signature page of this Registration Statement).





----------------------------

     *  Filed herewith.


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